CREDIT AGREEMENT

                          Dated as of December 24, 1998

                                      among


                          LEE ENTERPRISES, INCORPORATED


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                            as Administrative Agent,


                                       and


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                   Arranged by

                      NATIONSBANC MONTGOMERY SECURITIES LLC



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                                TABLE OF CONTENTS

Section                                                                     Page


ARTICLE IDEFINITIONS..............................................
1.1  Certain Defined Terms........................................
1.2  Other Interpretive Provisions................................
1.3  Accounting Principles........................................

ARTICLE IITHE CREDITS.............................................
2.1  Amounts and Terms of Commitments.............................
2.2  Loan Accounts................................................
2.3  Procedure for Borrowing......................................
2.4  Conversion and Continuation Elections........................
2.5  Voluntary Termination or Reduction of Commitments............
2.6  Optional Prepayments.........................................
2.7  Repayment....................................................
2.8  Interest.....................................................
2.9  Fees ........................................................
     (a)  Agency Fees.............................................
     (b)  Commitment Fees.........................................
2.10 Computation of Fees and Interest.............................
2.11 Payments by the Company......................................
2.12 Payments by the Lenders to the Agent.........................
2.13 Sharing of Payments, Etc.....................................

ARTICLE IIITAXES, YIELD PROTECTION AND ILLEGALITY.................
3.1  Taxes........................................................
3.2  Illegality...................................................
3.3  Increased Costs and Reduction of Return......................
3.4  Funding Losses...............................................
3.5  Inability to Determine Rates.................................
3.6  Certificates of Lenders......................................
3.7  Substitution of Lenders......................................
3.8  Survival.....................................................

ARTICLE IVCONDITIONS PRECEDENT....................................
4.1  Conditions of Initial Loans..................................
     (a)        Credit Agreement and Notes........................
     (b)        Resolutions; Incumbency...........................
     (c)        Organization Documents; Good Standing.............
     (d)        Legal Opinions....................................
     (e)        Payment of Fees...................................
     (f)        Certificate.......................................
     (g)        Other Documents...................................
4.2  Conditions to All Loans......................................
     (a)        Notice............................................
     (b)        Continuation of Representations and Warranties....
     (c)        No Existing Default...............................

ARTICLE VREPRESENTATIONS AND WARRANTIES...........................
5.1  Company Existence and Power..................................
5.2  Company Authorization; No Contravention......................
5.3  Governmental Authorization...................................
5.4  Binding Effect...............................................
5.5  Litigation...................................................
5.6  No Default...................................................
5.7  ERISA Compliance.............................................
5.8  Use of Proceeds; Margin Regulations..........................
5.9  Title to Properties..........................................
5.10 Taxes........................................................
5.11 Financial Condition..........................................
5.12 Environmental Matters........................................
5.13 Regulated Entities...........................................
5.14 No Burdensome Restrictions...................................
5.15 Copyrights, Patents, Trademarks and Licenses, etc............
5.16 Subsidiaries.................................................
5.17 Insurance....................................................
5.18 Full Disclosure..............................................
5.19 Year 2000....................................................
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ARTICLE VIAFFIRMATIVE COVENANTS...................................
6.1  Financial Statements.........................................
6.2  Certificates; Other Information..............................
6.3  Notices......................................................
6.4  Preservation of Corporate Existence, Etc.....................
6.5  Maintenance of Property......................................
6.6  Insurance....................................................
6.7  Payment of Obligations.......................................
6.8  Compliance with Laws.........................................
6.9  Compliance with ERISA........................................
6.10 Inspection of Property and Books and Records.................
6.11 Environmental Laws...........................................
6.12 Use of Proceeds..............................................

ARTICLE VIINEGATIVE COVENANTS.....................................
7.1  Limitation on Liens..........................................
7.2  Sale of Assets...............................................
7.3  Consolidations and Mergers...................................
7.4  Limitation on Subsidiary Debt................................
7.5  Cash Flow Leverage...........................................
7.6  Transactions with Affiliates.................................
7.7  Use of Proceeds..............................................
7.8  Loans; Advances; and Contingent Obligations..................
7.9  Restricted Payments..........................................
7.10 ERISA........................................................
7.11 Change in Business...........................................
7.12 Accounting Changes...........................................

ARTICLE VIIIEVENTS OF DEFAULT.....................................
8.1  Event of Default.............................................
     (a)        Non-Payment.......................................
     (b)        Representation or Warranty........................
     (c)        Specific Defaults.................................
     (d)        Other Defaults....................................
     (e)        Cross-Default.....................................
     (f)        Insolvency; Voluntary Proceedings.................
     (g)        Involuntary Proceedings...........................
     (h)        ERISA.............................................
     (i)        Monetary Judgments or Settlements.................
     (j)        Non-Monetary Judgments............................
     (k)        Change of Control.................................
     (l)        Adverse Change....................................
8.2  Remedies.....................................................
8.3  Rights Not Exclusive.........................................

ARTICLE IXTHE AGENT...............................................
9.1  Appointment and Authorization; "Agent".......................
9.2  Delegation of Duties.........................................
9.3  Liability of Agent...........................................
9.4  Reliance by Agent............................................
9.5  Notice of Default............................................
9.6  Credit Decision..............................................
9.7  Indemnification of Agent.....................................
9.8  Agent in Individual Capacity.................................
9.9  Successor Agent..............................................
9.10 Withholding Tax..............................................

ARTICLE XMISCELLANEOUS............................................
10.1  Amendments and Waivers......................................
10.2  Notices.....................................................
10.3  No Waiver; Cumulative Remedies..............................
10.4  Costs and Expenses..........................................
10.5  Company Indemnification.....................................
10.6  Payments Set Aside..........................................
10.7  Successors and Assigns......................................
10.8  Assignments, Participation, etc.............................
10.9  Confidentiality.............................................
10.10 Set-off.....................................................
10.11 Notification of Addresses, Lending Offices, Etc.............
10.12 Counterparts................................................
10.13 Severability................................................
10.14 No Third Parties Benefited..................................
10.15 Governing Law and Jurisdiction..............................
10.16 Waiver of Jury Trial........................................
10.17 Entire Agreement............................................
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SCHEDULES

Schedule 1.1      Pricing Schedule
Schedule 2.1      Commitments and Pro Rata Shares
Schedule 5.5      Litigation
Schedule 5.7      ERISA
Schedule 5.11     Financial Condition
Schedule 5.12     Environmental Matters
Schedule 5.16     List of Subsidiaries and Equity Investments
Schedule 7.1      Permitted Liens
Schedule 7.8      Contingent Obligations
Schedule 10.2     Offshore and Domestic Lending Offices; Addresses for Notices


EXHIBITS

Exhibit A         Form of Notice of Borrowing
Exhibit B         Form of Notice of Conversion/Continuation
Exhibit C         Form of Compliance Certificate
Exhibit D-1       Form of Legal Opinion of Counsel to the Company
Exhibit D-2       Form of Legal Opinion of FCC Counsel to the Company
Exhibit E         Form of Assignment and Acceptance
Exhibit F         Form of Promissory Note



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                                CREDIT AGREEMENT


This CREDIT AGREEMENT is entered into as of December 24, 1998, among LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and the several financial institutions which from time to time become a party to this Agreement (collectively the "Lenders"; individually each a "Lender"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Lenders.

WHEREAS, the Agent has agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

I.1  Certain Defined Terms. The following terms have the following meanings:

     Acceptable Consideration means, with respect to any Transfer of any Property of the Company or any Subsidiary, cash consideration, promissory notes or such other consideration (or any combination of the foregoing) as is, in each case, determined by the board of directors of the Company, in its good faith opinion, to be in the best interests of the Company and the Subsidiaries and to reflect the Fair Market Value of such Property.

     Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

     Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

     Agent means BofA in its capacity as administrative agent for the Lenders hereunder, and any successor agent arising under Section 9.9.

     Agent-Related  Persons  means BofA and any  successor  agent  arising under
     Section 9.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     Agent's Payment Office means the address for payments set forth on Schedule
     10.2 or such other address as the Agent may from time to time specify.

     Agreement means this Credit Agreement.

     Applicable Margin means the specified percentage set forth in Schedule 1.1 opposite the applicable Cash Flow Leverage Ratio.

     Asset Sale - see Section 7.2.

     Assignee - see subsection 10.8(a).

     Attorney Costs means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

     Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

     Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     Base Rate Loan means a Loan that bears interest based on the Base Rate.

     B of A means Bank of America National Trust and Savings Association, a national banking association.

     Borrowing means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Lenders under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period.

     Borrowing  Date means any date on which a Borrowing  occurs  under  Section
     2.3.

     Broadcast Programming Contracts means contracts pursuant to which the Company obtains rights to broadcast programs, the cost of which is paid by the Company over a period of time related to the usage of the programs.

     Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

     Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     Capital Lease means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     Capitalized Lease Obligations means, with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

     Cash Flow Leverage Ratio means the ratio,  as at any fiscal quarter end, of
     (i) Consolidated Funded Indebtedness at such fiscal quarter end to (ii) EBITDA for the Computation Period then ending.

     Change of Control means any event or happening which after the Closing Date results in the legal or beneficial ownership by any person or Control Group of the number of outstanding shares of Voting Stock of the Company sufficient to cast at least 30% of the votes entitled to be cast by the owners of all of the outstanding shares of Voting Stock of the Company.

     Closing Date means the date on which all conditions  precedent set forth in
     Section 4.1 are satisfied or waived by all Lenders (or, in the case of subsection 4.1(e), waived by the Person entitled to receive the applicable payment).

     Code means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     Commitment - see Section 2.1.

     Commitment  Fee Rate means the specified  percentage  set forth in Schedule
     1.1 opposite the Cash Flow Leverage Ratio.

     Company - see the Preamble.

     Compliance Certificate means a certificate substantially in the form of Exhibit C.

     Computation Period means each period of four full fiscal quarters of the Company, ending on the last day of a fiscal quarter of the Company.

     Consolidated Capitalization means at any date the sum of (x) Consolidated Funded Indebtedness plus (y) Consolidated Net Worth, all as determined on a consolidated basis for the Company and its Subsidiaries.

     Consolidated Funded Indebtedness means, at any date, without duplication, all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis, referred to in clauses (a), (b), (c) and (d) of the definition of "Indebtedness" in this Section, all liabilities in respect of banker's acceptances and Financial Letters of Credit, and all Guaranty Obligations with respect to liabilities of any other Person of the foregoing types.

     Consolidated Indebtedness means, at any date, all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis.

     Consolidated Interest Expense for any period means the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income on account of interest on Indebtedness (including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense).

     Consolidated Net Income for any period means the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

     (a) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Company or any Subsidiary;

     (b) any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary);

     (c) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary acquired prior to its becoming a Subsidiary;

     (d) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee;

     (e) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person; and

     (f)  any extraordinary gains not covered by clause (b) above.

     Consolidated Net Worth means, at any date, consolidated shareholders' equity of the Company and its Subsidiaries determined in accordance with GAAP.

     Consolidated  Total  Assets  means,  at any time,  the total  assets of the
     Company  and  its  Subsidiaries   that  would  be  shown  as  assets  on  a
     consolidated balance sheet of such Persons at such time, prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

     Contingent Obligation means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation") (it being understood that Guaranty Obligations shall not include contingent indemnity obligations with respect to the purchase or sale of a business as to which no claim has been asserted or is anticipated); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, (b) in the case of Swaps, be determined in accordance with the definition of "Swap" herein and (c) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

     Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Control Group" means any related persons constituting a "group" for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

     Conversion/Continuation Date means any date on which, under Section 2.4, the Company (a) converts Loans of one Type to another Type or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having an Interest Period expiring on such date.

     Dollars, dollars and $ each mean lawful money of the United States.

     EBITDA for any period means Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses and (c) income and profits taxes.

     Effective Date means the date on which the Agent has received counterparts of this Agreement executed by the parties hereto.

     Eligible Assignee means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the OECD), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or
     (iii) a Person of which a Lender is a Subsidiary.

     Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

     ERISA means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

     ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     ERISA Event means (a) a Reportable  Event with  respect to a Pension  Plan;
     (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal;
     (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

     Eurodollar Reserve Percentage has the meaning specified in the definition of "Offshore Rate".

     Event of Default - see Section 8.1.

     Exchange Act means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

     Fair Market Value means, with respect to any Property at any time, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     Fee Letter - see subsection 2.9(a).

     Financial Letter of Credit means a Letter of Credit that is a "financial letter of credit" as defined in the Board of Governors of the Federal Reserve System's Capital Adequacy Guidelines, Regulation H, Appendix A, effective March 15, 1989, as such classification may change from time to time, as determined by the Agent, which determination shall be conclusive, absent demonstrable error.

     FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     Further Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.1.

     GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     Guaranty Obligation has the meaning specified in the definition of Contingent Obligation.

     Indebtedness with respect to any Person means, at any time, without duplication,

     (a)  its liabilities for borrowed money;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding (i) accounts payable arising in the ordinary course of business and not overdue by more than 30 days or being contested in good faith and (ii) deferred payment obligations in respect of Broadcast Programming Contracts entered into in the ordinary course of business, but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c)  its Capitalized Lease Obligations;

     (d) all liabilities for borrowed money secured by any Lien on any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e)  all its liabilities in respect of Surety Instruments; and

     (f) all Guaranty Obligations of such Person with respect to liabilities of any other Person of a type described in any of clause (a) through (e) above.

     Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) above to the extent such Person remains legally liable in respect thereof notwithstanding than any such obligation is deemed to be extinguished under GAAP.

     Indemnified Liabilities - see Section 10.5.

     Indemnified Person - see Section 10.5.

     Independent Auditor - see subsection 6.1(a).

     Insolvency Proceeding means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or
     (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     Interest Payment Date means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter, provided that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter shall also be an Interest Payment Date.

     Interest Period means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or, in the case of any Offshore Rate Loan, on the Conversion/Continuation Date on which such Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

     IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

     Lender - see the Preamble.

     Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Lender may from time to time notify the Company and the Agent.

     LIBOR has the meaning specified in the definition of "Offshore Rate".

     Lien means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease.

     Loan means an extension of credit by a Lender to the Company  under Article
     II. A Loan may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Loan).

     Loan Documents means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Agent or any Lender in connection herewith.

     Margin Stock means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

     Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, financial condition or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

     Multiemployer  Plan means a  "multiemployer  plan",  within the  meaning of
     Section 4001(a)(3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

     Net Proceeds Amount means, with respect to any Transfer of Property by any Person, an amount, after income taxes in respect of such Transfer, equal to the result of (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such person in respect of such Transfer minus
     (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

     Note means a promissory note executed by the Company in favor of a Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit F.

     Notice of Borrowing means a notice in substantially the form of Exhibit A.

     Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B.

     Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

     Offshore Rate means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

     Offshore Rate =     LIBOR
                         1.00 - Eurodollar Reserve Percentage
     Where,

          "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities"); and

          "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by the Agent and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          Offshore Rate Loan means a Loan that bears interest based on the Offshore Rate.

     Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

     Other Taxes means any present or future stamp court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

     Participant - see subsection 10.8(c).

     PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

     Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company or any ERISA Affiliate may have any liability.

     Permitted  Acquisition  means an Acquisition  (a) (i) which is non-hostile,
     (ii) which occurs when no Event of Default or Unmatured Event of Default exists or will result therefrom and (iii) after giving effect to which no Event of Default or Unmatured Event of Default will exist on a pro forma basis (assuming that such Acquisition had occurred on the last day of the fiscal quarter most recently ended from the date which is one year prior to the date of such Acquisition).

     Permitted Liens means Liens permitted pursuant to Section 7.1.

     Person means an individual,  partnership,  corporation,  limited  liability
     company,  business  trust,  joint  stock  company,  trust,   unincorporated
     association, joint venture or Governmental Authority.

     Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) with respect to which the Company may have any liability.

     Property means real or personal property of any kind, tangible or intangible, choate or inchoate.

     Pro Rata Share means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the combined Commitments of all Lenders.

     Replacement Lender - see Section 3.7.

     Reportable Event means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     Required Lenders means at any time Lenders then holding at least 66 2/3% of the then aggregate unpaid principal amount of the Loans, or, if no amounts are outstanding, Lenders then having at least 66 2/3% of the aggregate amount of the Commitments.

     Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     Responsible Officer means the chief executive officer, the president, the chief financial officer, chief accounting officer, or the treasurer of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

     Restricted Payment - see Section 7.9.

     Same Day Funds means immediately available funds.

     SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     Senior  Debt  means   Consolidated   Funded   Indebtedness  less  any  such
     Consolidated Funded Indebtedness of the Company, subordinated to the Obligations in form satisfactory to the Required Lenders.

     Spin-Off - see Section 7.2.

     Subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

     Subsidiary Stock - see Section 7.2.

     Substantial Part means, at any time, with respect to any Transfer of Property, any portion of Property of the Company and its Subsidiaries if the book value of the Property subject to such Transfer, when added to the book value of all other Property of the Company and the Subsidiaries that was subject to a Transfer (other than a Transfer described in Section 7.2(a)(i) or Section 7.2(b)(i) through Section 7.2(b)(iii), inclusive) during the then most recently ended period of 12 consecutive calendar months, exceeds an amount equal to 15% of Consolidated Total Assets, determined as at the beginning of such 12 month period.

     Surety Instruments means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

     Swap means, with respect to any Person, any payment obligation with respect to any interest rate swap, currency swap or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, charges or withholdings, fees, withholdings or similar charges, and all liabilities with respect thereto imposed by any Governmental Authority, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

     Termination Date means the earlier to occur of:

     (a)  December 24, 2003; and

     (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

     Transfer - see Section 7.2.

     Type has the meaning specified in the definition of "Loan."

     Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     United States and U.S. each means the United States of America.

     Unmatured Event of Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     Voting Interests means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

     Wholly-Owned Subsidiary means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

I.2  Other Interpretive Provisions.

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

     (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Agent, the Lenders or the Required Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

     (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

I.3 Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the Company notifies the Agent that the Company wishes to amend any covenant in Article VII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Article VII for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

                                   ARTICLE II

                                   THE CREDITS

II.1 Amounts and Terms of Commitments. Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on
       Schedule 2.1 (such amount, as the same may be reduced under Section 2.5 or revised as a result of one or more assignments under Section 10.8, such Lender's "Commitment"); provided, however, that the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments; and provided, further, that the aggregate principal amount of the Loans of any Lender shall not at any time exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

II.2   Loan  Accounts.

       (a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by the Agent and each Lender shall be conclusive (absent manifest error) of the amount of the Loans made by the Lenders to the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

       (b) Upon the request of any Lender made through the Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

II.3   Procedure  for  Borrowing.

       (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 11:00 a.m. (Chicago time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans) specifying:

            (A) the amount of the Borrowing, which shall be in an aggregate amount not less than $2,500,000 or a higher multiple of $1,000,000;

            (B)  the requested Borrowing Date, which shall be a Business Day;

            (C)  the Type of Loans comprising the Committed Borrowing;

            (D) in the case of a Borrowing of Offshore Rate Loans, the duration of the Interest Period therefor; and

            provided that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (Chicago time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

       (b) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office on the Borrowing Date requested by the Company in Same Day Funds by 12:00 noon (Chicago Time). The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

       (c) After giving effect to any Borrowing, there may not be more than 10 different Interest Periods in effect.

II.4   Conversion  and  Continuation  Elections.

       (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

            (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $1,000,000) into Loans of any other Type; or

            (ii) elect as of the last day of the applicable  Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000 or a higher integral multiple of $1,000,000);

            provided that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof, to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans and the right of the Company to continue such Loans as and convert such Loans into Offshore Rate Loans shall terminate.

       (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (Chicago time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

            (A)  the proposed Conversion/Continuation Date;

            (B)  the aggregate amount of Loans to be converted or continued;

            (C) the Type of Loans resulting from the proposed conversion or continuation; and

            (D) in the case of conversions into Offshore Rate Loans, the duration of the requested Interest Period.

       (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If the Company has failed to select a new Interest Period to be applicable to Offshore Rate Loans prior to the third Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.4(b), or if any Event of Default or Unmatured Event of Default shall then exist, the Company shall be deemed to have elected to continue such Offshore Rate Loans on the basis of a one month Interest Period.

       (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

       (e) Unless the Required Lenders otherwise consent, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

       (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods in effect.

II.5 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate amount of $2,500,000 or a higher integral multiple of $1,000,000; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the aggregate principal amount of all Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

II.6 Optional Prepayments. Subject to Section 3.4, the Company may, from time to time, upon not less than one Business Day's irrevocable notice to the Agent in the case of Base Rate Loans, and three Business Days' irrevocable notice to the Agent in the case of Offshore Rate Loans, ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000 or a higher integral multiple of $1,000,000. Such notice of prepayment shall specify the date and amount of such prepayment and the Loans to be prepaid. The Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Loans, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

II.7 Repayment. The Company shall repay to the Lenders on the Termination Date the aggregate principal amount of all Loans outstanding on such date.

II.8   Interest.

       (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to the other Type of Loan under Section 2.4), plus the Applicable Margin as in effect from time to time.

       (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest also shall be paid on the date of any prepayment of Offshore Rate Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof. During the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

       (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum equal to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate) plus 2% and after any applicable Interest Period at the Base Rate plus 2%. All such interest shall be payable on demand.

       (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

II.9   Fees.

       (a) Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account and shall pay an agency fee to the Agent for the Agent's own account as required by the letter agreement ("Fee Letter") between the Company and the Agent dated October 27, 1998.

       (b) Commitment Fees. The Company shall pay to the Agent for the account of each Lender a commitment fee on the daily unused portion of such Lender's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter at the Commitment Fee Rate. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on the Closing Date through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction of Commitments under Section 2.5, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction, with the following quarterly payment being calculated on the basis of the period from such reduction date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

II.10  Computation of Fees and Interest.

       (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

       (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

II.11  Payments by the Company.

       (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Chicago time) on the date specified herein. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 12:00 noon (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

       (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of an Offshore Rate Loan, the following Business Day is in another calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

       (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

II.12  Payments  by the  Lenders  to the Agent.

       (a) Unless the Agent receives notice from a Lender on or prior to the date of a Borrowing that such Lender will not make available as and when required hereunder to the Agent for the account of the Company the amount of such Lender's Pro Rata Share of such Borrowing, the Agent may assume that such Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

       (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

II.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact and (b) purchase from the other Lenders such participation in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participation purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

III.1  Taxes.

       (a) Any and all payments by the Company to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

       (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

            (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

            (ii)  the Company shall make such deductions and withholdings;

            (iii) the Company shall pay the full amount  deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

            (iv) the Company shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which such Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

       (c) The Company agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes, Other Taxes and Further Taxes in the amount that such Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

       (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes (as required by ss.3.1(c)), the Company shall furnish to each Lender and the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

       (e) If the Company is required to pay any amount to any Lender or the Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or take other appropriate action so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change or other action in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

III.2  Illegality.

       (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

       (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under
            Section 3.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

       (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made by the Lender as Offshore Rate Loans shall be instead Base Rate Loans.

       (d) Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

III.3  Increased Costs and Reduction of Return.

       (a)  If after the date hereof any Lender  determines  that, due to either
            (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loan, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

       (b) If after the date hereof any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

III.4 Funding Losses. The Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

       (a the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

       (b the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

       (c the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6;

       (d the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

       (e the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

       including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under subsection 3.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

III.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or any Lender determines that the Offshore Rate applicable pursuant to subsection 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lender of funding such Loan the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

III.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

III.7 Substitution of Lenders. Upon the receipt by the Company from any Lender (an "Affected Lender") of a claim for compensation under Section 3.3 or of a notice under Section 3.5, the Company may: (i) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "Replacement Lender"); (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

III.8 Survival. The agreements and obligations of the Company in this Article III shall survive the payment of all other Obligations.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

IV.1 Conditions of Initial Loans. The obligation of each Lender to make its initial Loan is subject to the condition that the Agent shall have received all of the following, in form and substance satisfactory to the Agent and each Lender, and in sufficient copies for each Lender:

       (a Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto:

       (b   Resolutions; Incumbency.

            (i Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

            (ii A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform this Agreement, and the other documents to be delivered by it hereunder.

       (c Organization Documents; Good Standing. Originals or photocopies of each of the following documents:

            (i the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

            (ii a good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation;

       (d   Legal Opinions.

            An opinion of Lane & Waterman, counsel to the Company and addressed to the Agent and the Lenders, substantially in the form of Exhibit D-1 and an opinion of Wiley, Rein & Fielding, special FCC counsel to the Company and addressed to the Agent and the Lenders, substantially in the form of Exhibit D-2;

       (e Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses payable to or incurred by or on behalf of the Agent to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent), including any such costs, fees and expenses arising under or referenced in Sections 2.9 and 10.4.

       (f Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

            (i the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

            (ii no Event of Default or Unmatured Event of Default exists or would result from the initial Borrowing; and

            (iii since September 30, 1997, no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

       (g Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Lender may request.

IV.2 Conditions to All Loans. The obligation of each Lender to make any Loan to be made by it is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

       (a   Notice. The Agent shall have received a Notice of Borrowing.

       (b Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

       (c No Existing Default. No Event of Default or Unmatured Event of Default shall exist or shall result from such Borrowing.


Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company that, as of the date of such notice and as of the applicable Borrowing Date, the conditions in this Section 4.2 are satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Agent and each Lender that:

V.1   Company Existence and Power. The Company and each of its Subsidiaries:

      (a is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

      (b has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, to carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

      (c is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

      (d   is in compliance with all Requirements of Law;

           except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

V.2 Company Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which such Person is party have been duly authorized by all necessary company action, and do not and will not:

       (a   contravene the terms of any of the Company's Organization Documents;

       (b conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

       (c   violate any Requirement of Law.

V.3    Governmental    Authorization.    No   approval,    consent,   exemption,
       authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

V.4 Binding Effect. This Agreement and each other Loan Document constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

V.5 Litigation. Except as specifically disclosed in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

       (a purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

       (b if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

V.6 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

V.7    ERISA Compliance. Except as specifically disclosed in Schedule 5.7:

       (a Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
            Section 412 of the Code has been made with respect to any Plan.

       (b There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

       (c   (i) No ERISA Event has occurred or is reasonably  expected to occur;
            (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 312(f) of ERISA; (iii) no Pension Plan has any Unfunded Pension Liability;
            (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (v) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vi) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

V.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

V.9 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of each of the Effective Date and the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

V.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

V.11   Financial Condition.

       (a) The audited consolidated financial statements of the Company and its Subsidiaries dated September 30, 1997 and the unaudited consolidated financial statements of the Company and its Subsidiaries dated June 30, 1998 and the related consolidated statements of income and cash flows for the periods ended on such dates:

            (i were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein subject, in the case of the June 30, 1998 statements, to ordinary, good faith year-end audit adjustments and to the extent GAAP is applicable to quarterly financial statements;

            (ii fairly present the financial condition of the Company and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby; and

            (iii except as  specifically  disclosed in Schedule  5.11,  show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and Contingent Obligations.

       (b   Since September 30, 1997, there has been no Material Adverse Effect.

V.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 5.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

V.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

V.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

V.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.5, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

V.16 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16 hereto and has no equity investments (in excess of 10% of Consolidated Capitalization) in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.

V.17 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

V.18 Full Disclosure. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

V.19 Year 2000. The Company's management has completed an evaluation of the impact on the Company and its Subsidiaries of the "Year 2000 problem" (that is, the inability of information technology ("IT") systems and equipment using microprocessors to recognize and process date-sensitive information after 1999 due to the use of only the last two digits to refer to a year). Evaluation of date-sensitive publishing equipment is expected to be complete by December 31, 1998, and the evaluation of broadcasting equipment is expected to be complete by March 31, 1999. Renovation and testing have been completed on all significant IT systems that utilize Company-developed software that were not Year 2000 compliant, with the exception of the newspaper advertising system. That system has been renovated and is currently being tested. Installation of the renovated advertising system is scheduled to be complete by January 31, 1999. The Company has received representations that software material to the Company's operations developed by outside vendors is Year 2000 compliant. Testing of these systems is expected to be complete by March 31, 1999. Installation of a new Year 2000-compliant financial system is approximately 70% complete and is expected to be complete by July 31, 1999. Testing of computer hardware for IT systems is approximately 90% complete. Renovation efforts and testing of such systems/equipment are expected to be complete by June 30, 1999.

       The Company will monitor the progress of Year 2000 compliance by its material vendors and suppliers whose uninterrupted delivery of products or services is material to the production or distribution of the Company's print and broadcast products and services. Material vendors and suppliers include electric utilities, telecommunications, news and content providers, television networks, other television programming suppliers, the U.S. Postal Service and financial institutions.

       The Company started its Year 2000 efforts in fiscal 1995. Through September 30, 1998, the Company has spent approximately $500,000 to address Year 2000 problems for IT systems (exclusive of the cost of the new financial, newspaper production and other systems that were scheduled to be replaced before 2000 for reasons other than Year 2000 compliance). The Company's total costs to address Year 2000 problems for IT systems are currently estimated to be less than $1,000,000 and consist primarily of staff and consultant costs. Year 2000 compliance will require the replacement of telephone switches and software at a cost of $600,000 to $1,000,000. The Company has spent, through September 30, 1998, approximately $300,000 for new telephone equipment. An estimate of the cost of replacement of newspaper and broadcasting equipment will be available after the completion of the evaluations described above. Funds for these costs are expected to be provided from the Company's operating cash flows or lines of credit from financial institutions.

       The Company could be faced with severe consequences if the Year 2000 issues are not identified and resolved in a timely manner by the Company and its material third parties. A worst-case scenario would result in the short-term inability of the Company to produce/distribute newspapers or broadcast television programming due to unresolved Year 2000 problems. This would result in lost revenues to the Company; however, the amount would be dependent on the length and nature of the disruption, which cannot be predicted or estimated. In light of the possible consequences, the Company is devoting the resources it believes are appropriate to address the Year 2000 problems in a timely manner. While the Company's management expects a successful resolution of these problems, there can be no guarantee that material third parties, on which the Company relies, will address all Year 2000 problems on a timely basis or that their failure to successfully address all Year 2000 problems would not have a Material Adverse Effect on the Company.

       The Company is in the process of reviewing its existing contingency plans in case business interruptions do occur. The Company's management expects the review of these plans to be complete by June 30, 1999.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

VI.1   Financial Statements. The Company shall deliver to the Agent, in form and
       detail  satisfactory  to  the  Agent  and  the  Required  Lenders,   with
       sufficient copies for each Lender:

       (a as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of McGladrey & Pullen, LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report (x) shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

       (b as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter (it being understood that a Form 10Q filed by the Company with the SEC will satisfy the foregoing content requirements of this Section 6.1(b)), and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

VI.2 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Lender:

       (a concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

       (b concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

       (c promptly, copies of all financial statements and reports that the Company sends to its members, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K), if any, that the Company or any Subsidiary may make to, or file with, the SEC;

       (d promptly, such additional information regarding the business, financial, company or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Lender, may from time to time reasonably request; and

       (e upon the request from time to time of any Lender, a list of the obligations of the Company and its Subsidiaries in respect of Swaps.

VI.3 Notices. The Company shall promptly notify the Agent and each Lender promptly after a Responsible Officer obtains knowledge of:

       (a the occurrence of any Event of Default or Unmatured Event of Default;

       (b any of the following matters that has resulted or may reasonably be expected to result in a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary including any litigation or proceeding pursuant to any applicable Environmental Law;

       (c the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event; provided that the Company shall notify the Agent and each Lender not less than ten days before the occurrence of any event described in clause (ii) below), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

            (i   an ERISA Event;

            (ii  a   contribution   failure  with  respect  to  a  Pension  Plan
                 sufficient to give rise to a Lien under Section 302(f) of ERISA;

            (iii a material  increase in the Unfunded  Pension  Liability of any
                 Pension Plan;

            (iv the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

            (v the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

       (d any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

            Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

VI.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

       (a preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of organization;

       (b preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.3 and sales of assets permitted by Section 7.2;

       (c use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

       (d preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

VI.5 Maintenance of Property. The Company shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

VI.6 Insurance. The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

VI.7   Payment  of  Obligations.   The  Company  shall,  and  shall  cause  each
       Subsidiary to, pay and discharge as the same shall become due and payable all their respective obligations and liabilities, including:

       (a all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

       (b all lawful claims which, if unpaid, would by law become a Lien upon its property; and

       (c all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

VI.8 Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

VI.9 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under
       Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

VI.10 Inspection of Property and Books and Records. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall, and shall cause each Subsidiary to, permit representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective company, corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company not more than once during any fiscal quarter; provided that prior to an Event of Default the Agent or any Lender may do any of the foregoing only at its own expense but when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours without advance notice.

VI.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

VI.12 Use of Proceeds. The Company shall use the proceeds of the Loans for working capital and other general company purposes (including Permitted Acquisitions) not in contravention of any Requirement of Law or of any Loan Document.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

VII.1 Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired; except for:

       (a Liens in respect of property of the Company or a Subsidiary existing on the Effective Date and described in Schedule 7.1;

       (b Liens in respect of property acquired or constructed by the Company or a Subsidiary after the Effective Date, which are created at the time of or within 180 days after acquisition or completion of construction of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that in any such case;

            (i no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, and

            (ii the aggregate principal amount of Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

       (c Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty or are being contested in good faith (with adequate reserves therefor), or to the extent that non-payment thereof is permitted by Section 6.7, provided that no notice of lien has been filed or recorded under the Code;

       (d carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent for a period of greater than 30 days or remain payable without penalty or which are being diligently contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

       (e Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

       (f Liens on property of the Company or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

       (g   Liens arising in connection with court proceedings,

            (i in the nature of attachments, remedies and judgments, provided that the execution or other enforcement of such Liens is effectingly stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and

            (ii securing appeal bonds, supersedeas bonds and other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds and letter of credit) or any other instrument serving a similar purpose, provided that each judgment secured by a Lien described in this clause (g) is, within 60 days after entry thereof, discharged or the enforcement thereof is stayed pending appeal, or is discharged within 60 days after the expiration of such stay and the judgments so secured do not exceed $5,000,000 in the aggregate;

       (h easements, right-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries.

       (i other Liens securing obligations not at any time exceeding 10% of Consolidated Indebtedness at such time.

VII.2  Sale of Assets.

       (a Transfers of Property. The Company shall not, and shall not permit any Subsidiary to, sell (including, without limitation, any sale and subsequent leasing as lessee of such Property), lease as lessor, transfer, or otherwise dispose of a Substantial Part of the Property of the Company and its Subsidiaries (individually, a "Transfer" and collectively "Transfers"), except:

            (i   Transfers from a Subsidiary to the Company;

            (ii any other Transfer (other than a Spin-Off) at any time of any Property to a Person, other than an Affiliate (whether effected in a single transaction or in a series of related transactions) (for purposes of this clause (ii), a "current Transfer") if each of the following conditions would be satisfied with respect to such Transfer:

                 (A0 an Acceptable Consideration is received in respect of such current Transfer;

                 (B0 immediately after giving effect to such current Transfer, no Unmatured Event of Default or Event of Default would exist; and

                 (C0 within the six month period immediately prior to and the 12 month period immediately following such current Transfer, the Net Proceeds Amount of such current Transfer is applied by the Company or such Subsidiary to the purchase of operating assets of the Company or any Subsidiary or to the prepayment Senior Debt (and to the extent any such Senior Debt permits reborrowings, the commitment with respect to such Senior Debt shall be permanently reduced by the amount of the prepayment), other than Senior Debt payable to the Company or any Subsidiary; and

            (iii any other  Transfer  at any time of the  Property of a business segment or a business group of the Company to a Person (a "Spin-Off"), if each of the following conditions would be satisfied with respect to such Transfer:

                 (A0 the only consideration in respect of such Spin-Off is shares of the capital stock of such Person (or any of its Affiliates), which shares are distributed to the shareholders of the Company;

                 (B0 immediately after giving effect to such Spin-Off, no Unmatured Event of Default or Event of Default would exist; and

                 (C0 immediately after giving effect to such Spin-Off, the Company shall be in compliance with Section 7.5 hereof, calculated as if the Spin-Off (and any debt incurrence or repayment) had occurred on the first day of the four fiscal quarter period ending at the last fiscal quarter end.

                 Within five days after any Spin-Off, the Company shall deliver to the Agent a written notice describing, in reasonable detail, the nature (including a description and value of the Property Transferred) and the date of such Spin-Off.

       (b Transfers of Subsidiary Stock. The Company will not, and will not permit any Subsidiary to, Transfer any shares of the stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into stock) of a Subsidiary (such stock, warrants, rights, options and other Securities herein called "Subsidiary Stock"), nor will any Subsidiary issue, sell or otherwise dispose of any of its own Subsidiary Stock; provided, however, that the foregoing restrictions do not apply to:

            (i) the issuance by a Subsidiary of any of its own Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

            (ii) Transfers by a Subsidiary of any Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

            (iii) the issuance by a Subsidiary of directors'  qualifying shares;
                  and

            (iv) the Transfer of all of the Subsidiary Stock of a Subsidiary if:

                  (A) such Transfer satisfies the requirements of Section 7.2(a)(ii);

                  (B) in connection with such Transfer, the entire investment (whether represented by stock, Indebtedness, claims or otherwise) of the Company and its Subsidiaries in such Subsidiary is Transferred to a Person other than the Company or a Subsidiary not simultaneously being disposed of;

                  (C)  the  Subsidiary  being  disposed  of  has  no  continuing
                       investment   in  the  Company  or  any   Subsidiary   not
                       simultaneously being disposed of; and

                  (D) immediately before and after the consummation of such Transfer, and after giving effect thereto, no Unmatured Event of Default, Default or Event of Default would exist.

                  For purposes of determining the book value of Property constituting Subsidiary Stock being Transferred as provided in clause (iv) above, such book value shall be deemed to be the aggregate book value of all assets of the Subsidiary that shall have issued such Subsidiary Stock.

       (c)  Subsidiary  Mergers,   etc.  Any  merger  or  consolidation  of  any
            Subsidiary with or into any person that results in a Person other than the Company or a Wholly-Owned Subsidiary owning Subsidiary Stock of such Subsidiary shall be deemed to be a Transfer of the Subsidiary Stock of such Subsidiary.

VII.3 Consolidations and Mergers. The Company shall not, and shall not permit any Subsidiary to, consolidate with or merge with any other corporation or other entity or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person or make any Acquisition except (as long as no Event of Default has occurred or will occur as a result) (i) a Subsidiary may consolidate with or merge with any other corporation or other entity or convey or transfer all or substantially all of its assets to the Company (provided that the Company shall be the continuing or surviving entity) or a then-existing Wholly-Owned Subsidiary,(ii) to consummate a Permitted Acquisition and
       (iii) as permitted under Section 7.2.

VII.4 Limitation on Subsidiary Debt. The Company shall not permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

       (a)  Indebtedness owing to the Company or a Wholly-owned Subsidiary, and

       (b) additional unsecured Indebtedness if, on the date such Indebtedness is incurred and after giving effect thereto and to the concurrent retirement of any other Indebtedness, the aggregate amount of Indebtedness of all Subsidiaries outstanding on such date (other than, in the case of each corporation (i) any stock of which is acquired by the Company and/or one or more of its Subsidiaries and
            (ii) which as of the date of such acquisition becomes a Subsidiary, Indebtedness of such corporation existing at the time when it becomes a Subsidiary, provided that such Indebtedness is not incurred in anticipation thereof) does not exceed 15% of Consolidated Indebtedness; and

       The Company shall not incur any Indebtedness owing to any Subsidiary unless the same shall be for cash advances from such Subsidiary and shall be subordinated and subject in right to the prior payment in full in cash of all Obligations hereunder.

VII.5 Cash Flow Leverage. The Company shall not permit the ratio of (i) Consolidated Funded Indebtedness, to (ii) EBITDA for any Computation Period ending prior to a Spin-Off to exceed 3.5 to 1.0, and for any Computation Period ending after a Spin-Off, 3.0 to 1.0.

VII.6 Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than a Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

VII.7 Use of Proceeds. The Company shall not, and shall not permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

VII.8 Loans; Advances; and Contingent Obligations. The Company shall not, and shall not permit any Subsidiary to, make any loan or advance or create, incur, assume or suffer to exist any Contingent Obligations except:

       (a) endorsements for collection or deposit in the ordinary course of business;

       (b) Contingent Obligations which constitute Indebtedness, to the extent permitted hereunder, provided that all Contingent Obligations in respect of Swaps shall arise under contracts entered into in the ordinary course of business as bona fide hedging transactions;

       (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Effective Date and listed in Schedule 7.8; and

       (d) Guaranty Obligations of the Company or any Subsidiary in respect of the obligations of (i) in the case of the Company, any Subsidiary, and (ii) in the case of any Subsidiary, any Subsidiary of such Subsidiary or any other Subsidiary.

VII.9 Restricted Payments. During the continuance of any Event of Default or Unmatured Event of Default (or if an Event of Default or Unmatured Event of Default would result after giving effect to any of the Restricted Payments described in this Section 7.9), the Company shall not, and shall not permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding.

VII.10 ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

VII.11 Change in Business. The Company shall not, and shall not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

VII.12 Accounting Changes. The Company shall not, and shall not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT


VIII.1 Event of Default. Any of the following shall constitute an "Event of Default":

       (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.

       (b) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

       (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.3(a), 7.1, 7.2, 7.3, 7.5, or 7.7.

       (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Lender.

       (e) Cross-Default. The Company (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other material condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded.

       (f) Insolvency; Voluntary Proceedings. The Company (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

       (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

       (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii) a contribution failure shall have occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;
            (iii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iv) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000.

       (i) Monetary Judgments or Settlements. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 90 days after the entry thereof, or the Company shall enter into any agreement to settle or compromise any pending or threatened litigation, as to any single or related series of claims, involving payment by the Company of $5,000,000 or more.

       (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

       (k)  Change of Control. Any Change of Control occurs.

       (l)  Adverse Change. There occurs a Material Adverse Effect.

VIII.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Lenders,

       (a)  declare  the   commitment  of  each  Lender  to  make  Loans  to  be
            terminated, whereupon such commitments and obligation shall be terminated;

       (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

       (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

       provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Lender.

VIII.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                                    THE AGENT

IX.1 Appointment and Authorization; "Agent". Each Lender hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

IX.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

IX.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable to any of the Lenders for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

IX.4   Reliance by Agent.

       (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

       (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

IX.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

IX.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

IX.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

IX.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA and any Affiliate thereof shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Agent.

IX.9 Successor Agent. The Agent may, and at the request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

IX.10  Withholding Tax.

       (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

            (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

            (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

            (iii) such other form or forms as may be required  under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

            Each such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

       (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

       (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

       (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

       (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                                    ARTICLE X

                                  MISCELLANEOUS

X.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the Agent, do any of the following:

       (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2);

       (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

       (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) below) reduce any fees or other amounts payable hereunder or under any other Loan Document;

       (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

       (e) amend this Section, or Section 2.11, or any provision herein providing for consent or other action by all Lenders;

       and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and
       (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

X.2    Notices.

       (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

       (b)  All  such  notices,   requests  and   communications   shall,   when
            transmitted by overnight delivery, or faxed, be effective when delivered or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail; except that notices pursuant to
            Article II or IX to the Agent shall not be effective until actually received by the Agent.

       (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Lenders shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

X.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

X.4    Costs and Expenses. The Company shall:

       (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent and the Arranger within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses incurred by the Agent and the Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Agent with respect thereto; and

       (b) pay or reimburse the Agent and each Lender within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

X.5 Company Indemnification. The Company shall indemnify and hold the Agent-Related Persons, the Arranger and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that (i) the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person and (ii) the Company shall have no obligation hereunder to any Indemnified Person arising from a breach of this Agreement by the Agent or such Indemnified Person, which breach shall have been found to have resulted from the negligence or misconduct of the Agent or such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

X.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee receiver, or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

X.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

X.8    Assignments,  Participation,  etc.

       (a) Any Lender may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or, if less, all of such Lender's remaining rights and obligations hereunder); provided, however, that the Company and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $500.

       (b) From and after the date that the Agent notifies the assignor Lender that it has received and provided its consent (and received, if applicable, the consent of the Company) with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

       (c) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

       (d) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

X.9 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as
       "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

X.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

X.11 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

X.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.

X.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

X.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

X.15   Governing Law and Jurisdiction.

       (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

       (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

X.16 Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

X.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                    LEE ENTERPRISES, INCORPORATED


                    By:

                    Title:


                    BANK OF AMERICA NATIONAL TRUST
                    AND SAVINGS ASSOCIATION, as Agent


                    By:

                    Title:



                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Lender


                    By:

                    Title:


                    NORWEST BANK MINNESOTA, N.A.

                    By:

                    Title:


                    THE FIRST NATIONAL BANK OF CHICAGO

                    By:

                    Title:


                    FIRSTAR BANK IOWA, N.A.

                    By:

                    Title:

                                  SCHEDULE 1.1

                                PRICING SCHEDULE


The Applicable Margin and Commitment Fee Rate shall be determined based on the applicable Cash Flow Leverage Ratio as set forth below.

                                                      Applicable           Applicable Margin
             Cash Flow Leverage                       Margin for             for Base Rate          Commitment
                  Ratio                           Offshore Rate Loans             Loans              Fee Rate
-------------------------------------------       -------------------      -----------------        ----------
Less than 0.50                                          0.225%                   zero                  0.08%

Equal to or greater than 0.50 but less than
1.00                                                     0.30%                   zero                  0.10%

Equal to or greater than 1.00 but less than              0.35%                   zero                 0.125%
2.00

Equal to or greater than 2.00 to but less                0.45%                   zero                  0.15%
than 3.00

Equal to or greater than 3                               0.55%                   zero                 0.175%

The applicable Margin for Offshore Rate Loans initially shall be 0.35%, the Applicable Margin for Base Rate Loans initially shall be zero, and the Commitment Fee Rate initially shall be 0.125%. Each of the foregoing shall be adjusted, to the extent applicable, 60 days (or, in the case of the last fiscal quarter of any fiscal year, 120 days) after the end of each fiscal quarter based on the Cash Flow Leverage Ratio as of the last day of such fiscal quarter; provided that if the Company fails to deliver the financial statements required by Section 6.1 and the related Compliance Certificate by the 60th day (or, if applicable, the 120th day) after any fiscal quarter, the Applicable Margin and Commitment Fee Rate that would apply if the Cash Flow Leverage Ratio were equal to or greater than 3.00 to 1 shall apply until such financial statements are delivered.

                                  SCHEDULE 2.1


                                   COMMITMENTS
                               AND PRO RATA SHARES


                                                                        Pro Rata
         Lender                                   Commitment              Share
--------------------------------------------------------------------------------

Bank of America National Trust ............       $15,000,000               30%
and Savings Association

Norwest Bank Minnesota, N.A ...............       $12,500,000               25%

The First National Bank ...................       $12,500,000               25%
of Chicago

Firstar Bank Iowa, N.A ....................       $10,000,000               20%



                    TOTAL .................       $50,000,000              100%

                                  SCHEDULE 5.5


                                   LITIGATION

                                      None

                                  SCHEDULE 5.7


                                      ERISA

                                      None

                                  SCHEDULE 5.11


                              EXISTING INDEBTEDNESS



$58,000,000        6.14%     Series A       Senior Notes    Due 2005

$25,000,000        6.23%     Series B       Senior Notes    Due 2004

$62,000,000        6.47%     Series C       Senior Notes    Due 2010

$40,000,000        6.64%     Series D       Senior Notes    Due 2013

$25,000,000        9.96%     Series E       Senior Notes    Due January 15, 1999

                                  SCHEDULE 5.12


                             ENVIRONMENTAL MATTERS

                                      None

                                  SCHEDULE 5.16


                  LIST OF SUBSIDIARIES AND EQUITY INVESTMENTS

                                                               Voting Securities

Lee Technical Systems, Inc.               Iowa                        100%
Lee Consolidated Holdings, Inc.           South Dakota                100%
KOIN-TV, Inc.                             Delaware                    100%
New Mexico Broadcasting
   Company, Inc.                          New Mexico                  100%
Accudata, Inc.                            Iowa                        100%
Target Marketing Systems, Inc.            Iowa                        100%
Journal-Star Printing Co.                 Nebraska                    100%
SJL of Kansas Corp.                       Kansas                      100%
   (a) Wichita License Subsidiary         Delaware
       Corp.                                                          100%
   (b) Topeka Television
       Corporation                        Missouri                    100%
       (i) Topeka License
           Subsidiary Corp.               Delaware                    100%
Oregon News Media, Inc.                   Delaware                    100%
Pacific Northwest Publishing
   Group, Inc.                            Delaware                    100%
Nevada Media, Inc.                        Delaware                    100%
Inn Partners, L.C.                        Iowa                         52%
IBS/LEE Partners LLC                      Delaware                     50%*
Marketing Clarity Partners LLC            Iowa                         51%**

                              EXISTING INVESTMENTS

                                                              SEPTEMBER 30, 1998
     Madison Newspapers Inc.,
     2,500 of Class I Voting
     Shares (50% of capitalization)................................13,587,783***

* The Company has the right to control the limited liability company partnership on October 1, 2002 if certain conditions are met.

** The non-Company members of this limited liability company have the right to reduce the Company's membership interest to 20% of the membership interests outstanding if certain conditions are met over time.

***  Cost plus equity in undistributed income.

                                  SCHEDULE 7.1


                                 PERMITTED LIENS

                                      None

                                  SCHEDULE 7.8


                             CONTINGENT OBLIGATIONS


Guaranty Obligations.

Under the terms of the Stock Purchase Agreement between the Company and Polyfibron Technologies, dated January 3, 1997, under which the Company sold to Polyfibron all of the outstanding capital stock of NAAP Systems, Inc. ("NAAP") (all of which was indirectly owned by the Company), the Company, under terms of indemnity therein, is responsible for off-site environmental liabilities in excess of $1,000,000, but only for the first $500,000 in excess of $1,000,000. The $500,000 potential liability of the Company is inclusive of all claims, liabilities, losses, damages, deficiencies, assessments, judgments, remediations and costs or expenses (including reasonable attorneys' consultants' and experts' fees and expenses but excluding consequential losses and damages). On October 14, 1998 the United States Environmental Protection Agency ("USEPA") notified the Company that it is remediating the Casmalia Disposal Site, formerly known as the Casmalia Resources Hazardous Waste Management Facility, in Santa Barbara County, California. This Notice of Potential Liability ("Notice") states that NAAP was named as a waste generator on one or more manifests for hazardous wastes sent to the Casmalia Disposal Site. The Notice indicates that the USEPA will be making de minimis settlement offers in the range from $75,000 to $750,000, and it appears that the Company may have no liability in this matter.

                                  SCHEDULE 10.2


                     OFFSHORE AND DOMESTIC LENDING OFFICES;
                              ADDRESSES FOR NOTICES


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent

Bank of America National Trust and Savings Association
1850 Gateway Blvd.
5th Floor
Concord, CA 94520
Attention:            Brian Graybill
                      Telephone: (925) 675-8414
                      Facsimile: (925) 675-8500


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Lender

Domestic and Offshore Lending Office:
231 South LaSalle Street
Chicago, Illinois  60697

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust and Savings Association
231 South LaSalle Street
Chicago, Illinois  60697
                      Attention:  Mr. R. Guy Stapleton


LEE ENTERPRISES, INCORPORATED

Address for Notices

215 North Main Street
Davenport, Iowa 52801
                      Attention:  Mr. Larry L. Bloom
                      Senior Vice President - Finance
                      and Chief Financial Officer
Telephone: (319) 383-2179
Facsimile: (319) 323-9608


[Other Lenders]

                                    EXHIBIT A

                                     FORM OF
                               NOTICE OF BORROWING


Date:

To: Bank of America National Trust and Savings Association, as Agent under the Credit Agreement, dated as of _________________, 1998 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Lee Enterprises, Incorporated, various financial institutions, and Bank of America National Trust and Savings Association, as Agent.

Ladies and Gentlemen:

The undersigned, Lee Enterprises, Incorporated (the "Company"), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit Agreement, of the Borrowing of Loans specified below:

(a)  The Business Day of the proposed Borrowing is ____________,__ .

(b)  The Borrowing is to be comprised of [Base Rate] [Offshore Rate] Loans.

(c)  The aggregate amount of the proposed Borrowing is $______________________ .

(d) The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be _____ months.

The Company certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such date); and

(b) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from such proposed Borrowing.


                                            LEE ENTERPRISES, INCORPORATED

                                            By:

                                            Title:

                                    EXHIBIT B

                                     FORM OF
                        NOTICE OF CONVERSION/CONTINUATION

Date:

To: Bank of America National Trust and Savings Association, as Agent under the Credit Agreement, dated as of _____________, 1998 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Lee Enterprises, Incorporated, various financial institutions, and Bank of America National Trust and Savings Association, as Agent.

Ladies and Gentlemen:

The undersigned, Lee Enterprises, Incorporated (the "Company"), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, with respect to the [conversion] [continuation] of the Loans specified herein, that:

1.   The Conversion/Continuation Date is _________________, __.

2.   The aggregate amount of the Loans to be [converted] [continued] is $______.

3. The Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

4. The duration of the Interest Period for the Offshore Rate Loans included in the [conversion] [continuation] shall be ___ months.

The Company certifies that on the date hereof, and on the proposed Conversion/Continuation Date both before and after giving effect thereto, no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

                                                   LEE ENTERPRISES, INCORPORATED



                                                   By:

                                                   Title:

                                    EXHIBIT C

                                     FORM OF
                             COMPLIANCE CERTIFICATE


To: Bank of America National Trust and Savings Association, as Agent, and the Lenders which are parties to the Credit Agreement referred to below


Reference is made to the Credit Agreement dated as of _____________, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") among Lee Enterprises, Incorporated (the "Company"), Bank of America National Trust and Savings Association, as Agent, and the various financial institutions party thereto as Lenders. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

1. Report. Enclosed herewith is a copy of the [annual audit/quarterly] report of the Company as at ____________, ____ (the "Computation Date"), which report fairly presents the consolidated financial position of the Company and its Subsidiaries, as of the Computation Date.

2. Financial Tests. The Company hereby certifies and warrants to you that the attached is a true and correct computation as at the Computation Date of the ratios and/or financial restrictions contained in the Credit Agreement.

3. Defaults. The Company hereby further certifies and warrants to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

IN WITNESS  WHEREOF,  the Company has caused this Certificate to be executed and
delivered  by  its  duly  authorized  officer  this   _________________  day  of
_______________________, ____.


                                                   LEE ENTERPRISES, INCORPORATED

                                                   By: _________________________

                                                   Title:_______________________

                      Attachment to Compliance Certificate


                         Computation of Financial Tests


7.5   Cash Flow Leverage Ratio

      1.   Consolidated Funded Indebtedness

      2.   Consolidated Net Income

      3.   Depreciation Expense

      4.   Amortization Expense

      5.   Income and Profits Taxes

      6.   Consolidated Interest Expense

      7.   EBITDA (Item 2 plus Items 3, 4, 5 and 6)

      8.   Ratio (Item 1 to Item 7) ________ to 1.0

           Maximum Ratio  3.5 to 1.0

                                   EXHIBIT D-1


                      FORM OF OPINION OF COMPANY'S COUNSEL


                          [Date of Delivery of Opinion]


To:      The Agent and each Lender
         party to the Credit Agreement
         referred to below

         Re: Lee Enterprises, Incorporated

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 4.1(d) of the Credit Agreement dated as of __________________, 1998 (the "Credit Agreement") among Lee Enterprises, Incorporated, a Delaware corporation (the "Company"), the financial institutions party thereto as Lenders, and Bank of America National Trust and Savings Association, as Agent (the "Agent"). We have acted as special counsel for the Company in the preparation, execution and delivery of the Credit Agreement. Terms used herein are, unless otherwise defined herein, used as defined in the Credit Agreement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the following, each dated this date unless otherwise indicated:

(i)    The following (collectively the "Loan Documents"):

       (a)  the Credit Agreement; and

       [(b) the Notes issued to ________________ on the date hereof;]

(ii) A certificate of the Secretary of the Company certifying as to (A) the Amended and Restated Certificate of Incorporation and Restated By-laws of the Company, and (B) Resolutions adopted on September 18, 1998, by the Board of Directors of the Company; and

(iii) A certificate of the Secretary of State of Delaware, dated November 19, 1998, attesting to the continued existence and good standing of the Company in that state.

We also have examined originals or copies of such other corporate documents and records, and other certificates, opinions and instruments, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, without independent investigation, relied solely upon all of the foregoing and upon certificates of the officers of the Company and of public officials.

For the purposes of this opinion, we have assumed that all items submitted to us as originals are authentic and all signatures thereon are genuine, all items submitted to us as copies conform to the originals, and each such item has been duly executed and delivered by each party thereto (other than the Company) pursuant to due authorization as such party's legal, valid and binding obligation, enforceable against such party in accordance with its terms.

With respect to factual matters we have relied solely upon the foregoing, upon certificates of the officers of the Company and of public officials and upon the representations and warranties set forth in the Credit Agreement. We have undertaken no independent review thereof and no other investigation or inquiry. All factual matters underlying the opinions set forth herein are based upon, and as used herein the phrase "to our knowledge" or "actual knowledge" means, the actual knowledge of those attorneys of this firm who have represented the Company in connection with the Loan Documents. Except as set forth above, no inferences as to our knowledge of any factual matters may be drawn from the fact of our representation of the Company.

Our opinions expressed herein are limited to the laws of the State of Iowa and the federal laws of the United States, and we do not express any opinion herein concerning any other law. As to all matters herein governed by the
Communications Act of 1934, as amended ("the Act"), and the rules and regulations promulgated by the Federal Communications Commission (the "FCC") thereunder (the "FCC Rules"), we have relied upon an opinion, dated as of the date hereof, and addressed and delivered to you, of Messrs. Wiley, Rein and Fielding, special regulatory counsel for the Company in connection with the matters before the FCC and in respect to compliance by the Company's television stations with the Act and the FCC Rules (the "Wiley, Rein Opinion"). In rendering the opinions set forth in paragraph (4) below, we have assumed that the internal laws of the State of Iowa would apply to the Loan Documents despite selection of Illinois law as the governing law in the Loan Documents. In making such assumption, we do not intend to imply that an Iowa state court would not give effect to such selection of Illinois law.

Based upon and subject to the matters stated herein and upon such investigation as we have deemed necessary, we are of the opinion that:

(1)  The Company:

     (a) except as noted in paragraph __ of the Wiley, Rein opinion, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

     (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents;

          except, in each case referred to in clause (b)(i), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(2) The execution, delivery and performance by the Company of the Loan Documents to which the Company is a party have been duly authorized by all necessary corporate action, and the Loan Documents do not:

     (a)  contravene the terms of any of the Company's Organization Documents;

     (b) except as noted in paragraph __ of the Wiley, Rein opinion, conflict with or result in a breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation of which we have knowledge to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject of which we have knowledge; or

     (c)  violate any U.S. Federal or Iowa state Requirement of Law.

(3) Except as noted in paragraph 2 of the Wiley, Rein opinion, no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any U.S. Federal or Iowa state Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of any Loan Document. Our opinion in this paragraph 3 is based solely upon a review of generally applicable laws of the United States of America (except for the Act and the FCC Rules, as to which we express no opinion) and the State of Iowa, and not on any search with respect to, any orders, decrees, judgments or other determinations specifically applicable to the Company.

(4) The Loan Documents are the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

     The opinions set forth above are subject to the following qualifications:

     (a) Our opinion in paragraph 4 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), and the discretion of a court in granting equitable remedies (regardless of whether considered in a proceeding in equity or at law).

     (b) The availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought.

     (c) Rights to indemnification and contribution thereunder may be limited by applicable law or public policy.

     (d) We call your attention to the following matters as to which we express no opinion:

          (i) the Company's agreement in the Loan Documents to indemnify you against costs or expenses or liability arising out of or related to the entering into, performance or enforcement of the transactions contemplated by the Loan Documents;

          (ii)   the  Company's   agreements  in  the  Loan   Documents  to  the
                 jurisdiction of a particular court or to the waiver of the right to jury trial; or

          (iii) certain other provisions contained in the Loan Documents which may be limited or rendered ineffective by applicable laws of the State of Iowa or judicial decisions governing such provisions or holding their enforcement to be unreasonable under the then existing circumstances.

This opinion may not be disclosed or delivered to, filed with, or relied upon by, any other person, entity or agency, and may not be quoted in whole or in part or otherwise referred to, without the prior written consent of the undersigned. This letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly stated herein. This opinion is limited to matters as of the date hereof and we undertake no obligation to advise you of matters that hereafter come to our attention or otherwise arise that affect the opinions set forth herein.

This opinion is furnished to you solely in connection with the transactions described above and (i) may not be relied upon by anyone other than the addressees hereof and their respective successors, participants and assigns (and by counsel to the foregoing) and (ii) may be relied upon by such persons only in connection with the transactions described above.

                                             Very truly yours,

                                   EXHIBIT D-2



The Agent and each Lender party to the
Credit Agreement, referred to below

RE:   Lee Enterprises, Incorporated


Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 4.1(d) of the Credit Agreement dated as of _________, 1998 (the "Credit Agreement") among Lee Enterprises, Incorporated, a Delaware corporation (the "Company"), the financial institutions party thereto as Lenders, and Bank of America National Trust and
Savings Association, as Agent (the "Agent"). We have acted as special communications counsel for the Company. Terms used herein are, unless otherwise defined herein, used as defined in the Credit Agreement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the following, each dated this date unless otherwise indicated:

The following (collectively the "Loan Documents"):

   (a)  the Credit Agreement; and

   (b)  the Notes issued to the Lenders on the date hereof.

We also have examined originals or copies of such other corporate documents and records, and other certificates, opinions and instruments, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, without independent investigation, relied solely upon all of the foregoing, representations and warranties set forth in the Credit Agreement and information publicly available for inspection at the Federal Communications Commission ("FCC"). Except as set forth above, no inferences as to our knowledge of any factual matters may be drawn from the fact of our representation of the Company.

For the purposes of this opinion, we have assumed that all items submitted to us as originals are authentic and all signatures thereon are genuine, all items submitted to us as copies conform to the originals, and each such item has been duly executed and delivered by each party thereto (other than the Company) pursuant to due authorization, execution and delivery as such party's legal, valid and binding obligation, enforceable against such party in accordance with

Our opinions expressed herein are limited to the Communications Act of 1934, as amended ("the Act"), and the rules and regulations promulgated by the FCC thereunder (the "Rules"). We express no opinion concerning any other laws.

Based  solely  and  in  reliance   upon  the   foregoing   and  subject  to  the
qualifications and limitations set forth below, it is our opinion that:

1. The Company or its subsidiaries hold the FCC authorizations and licenses described on the Attachment to this letter.

2. The execution, delivery and performance by the Company of the Loan Documents to which the Company is a party do not require prior consent, approval or authorization of the FCC, and do not constitute a violation by the Company of the Act or Rules, provided it is understood that (i) the FCC prohibits the grant of a security interest in or lien upon any FCC license, permit or authorization, (ii) prior FCC consent is required before the
     assignment   or  transfer  of  control  of  an  FCC   license,   permit  or
     authorization (including without limitation prior to the exercise of certain rights or remedies under the Loan Documents which constitute or cause such an assignment or transfer of control under the Act and Rules), and (iii) certain of the Loan Documents will need to be filed with the FCC for informational purposes.

This opinion is furnished to you solely in connection with the transactions described above and (i) may not be relied upon by anyone other than the addressees hereof and their respective successors, participants and assigns (and by counsel to the foregoing) and (ii) may be relied upon by such persons only in connection with the transactions described above.

This opinion may not be disclosed or delivered to, filed with, or relied upon by, any other person, entity or agency, and may not be quoted in whole or in part or otherwise referred to, without the prior written consent of the undersigned. This letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly stated herein. This opinion is limited to matters as of the date hereof an we undertake no obligation to advise you of matters that hereafter come to our attention or otherwise arise that affect the opinions set forth herein.

                                            Very truly yours,

                                  ATTACHMENT 1

                                  FCC LICENSES


Licensee                                 Station                               Expiration Date
-------------------------------------------------------------------------------------------------------

Lee Enterprises, Incorporated            KGMB(TV), Honolulu, HI                2/1/99 (Renewal pending)

Lee Enterprises, Incorporated            KGMV(TV), Wailuku, HI                 2/1/99 (Renewal pending)

Lee Enterprises, Incorporated            KGMD-TV, Hilo, HI                     2/1/99 (Renewal pending)

Lee Enterprises, Incorporated            WSAZ-TV, Huntington, WV               10/1/04

Lee Enterprises, Incorporated            KGUN(TV), Tucson, AZ                  10/1/06

Lee Enterprises, Incorporated            KMTV(TV), Omaha, NE                   6/1/06

Lee Enterprises, Incorporated            KMAZ(TV), Las Cruces, NM              10/1/06

KOIN-TV, Inc.                            KOIN(TV), Portland, OR                2/1/99 (Renewal pending)

New Mexico Broadcasting Co., Inc.        KBIM-TV, Roswell, NM                  10/1/06

New Mexico Broadcasting Co., Inc.        KRQE(TV), Albuquerque, NM             10/1/98 (Renewal pending)

New Mexico Broadcasting Co., Inc.        KREZ-TV, Durango, CO                  4/1/06

Topeka License Subsidiary Corporation    KSNT(TV), Topeka, KS                  6/1/06

Wichita License Subsidiary Corporation   KSNW(TV), Wichita, KS                 6/1/06

Wichita License Subsidiary Corporation   KSNC(TV), Great Bend, KS              6/1/06

Wichita License Subsidiary Corporation   KSNG(TV), Garden City, KS             6/1/06

Wichita License Subsidiary Corporation   KSNK(TV), McCook, NE                  6/1/06


                                    EXHIBIT E

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT



This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, ____ is made between ______________________________ (the
"Assignor") and __________________________ (the "Assignee").

                                    RECITALS

The Assignor is party to the Credit Agreement dated as of ___________________, 1998 (as amended, modified, supplemented or renewed, the "Credit Agreement") among Lee Enterprises, Incorporated (the "Company"), Bank of America National Trust and Savings Association as Agent (the "Agent"), and the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"). Terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement.

The Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of the Loans, the Assignor's Commitment and the other rights and obligations of the Assignor thereunder, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor, in each case on the terms and subject to the conditions of this Assignment and Acceptance.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.   Assignment and Acceptance.

     (a)  Subject to the terms and conditions of this Assignment and Acceptance,
          (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance),

          (i) ___% of the Assignor's Commitment, together with a corresponding portion of the Assignor's outstanding Loans as set forth on Annex I; and

          (ii) all  related  rights,  benefits,  obligations,   liabilities  and
               indemnities of the Assignor under and in connection with the Credit Agreement and the other Loan Documents

               (all of the foregoing being herein called the "Assigned Rights and Obligations").

     (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Pro Rata Share equal to _______%. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that (i) as of the Effective Date, the Pro Rata Share of the Assignor shall be reduced to _______%, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, that the Assignor shall not relinquish its rights under Article III or Sections 10.4 or 10.5 of the Credit Agreement in respect of the Assigned Rights and Obligations to the extent such rights relate to the time prior to the Effective Date.

     (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment and the Assignor's Commitment will be as set forth on Annex I.

     (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's outstanding Loans will be $__________ and the Assignor's outstanding Loans will be $__________.

2.   Payments.

     (a)  As consideration for the sale, assignment and transfer contemplated in
          Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the principal amount of all outstanding and funded Loans included within the Assigned Rights and Obligations.

     (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.8(a) of the Credit Agreement.

3.   Reallocation of Payments.

     Any interest, fees and other payments accrued to the Effective Date with respect to the Assigned Rights and Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Rights and Obligations shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

4.   Independent Credit Decision.

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

5.   Effective Date; Notices.

     (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be ______________ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

          (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

          (ii) the consent of the Company and the Agent, if required for an effective assignment of the Assigned Rights and Obligations by the Assignor to the Assignee under Section 10.8(a) of the Credit Agreement, shall have been duly obtained and shall be in full force and effect as of the Effective Date;

          (iii)the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance; and (iv) the processing fee referred to in Section 2(b) hereof shall have been paid to the Agent.

     (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent, for acknowledgment by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

6.   Agent. INCLUDE ONLY IF ASSIGNOR IS THE AGENT

     (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

     (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.

7.   Representations and Warranties.

     (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

     (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

8.   Further Assurances.

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent which may be required in connection with the assignment and assumption contemplated hereby.

9.   Miscellaneous.

     (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

     (b) All payments made hereunder shall be made without any set-off or counterclaim.

     (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

     (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the State of Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

     (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENT OR AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER ORAL OR WRITTEN).

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                           [ASSIGNOR]

                                           By: _____________________________

                                           Title: __________________________

                                           Address:


                                           [ASSIGNEE]


                                           By: _____________________________

                                           Title: __________________________

                                           Address:

                                     ANNEX I


Immediately Before
Effective Date:                 Commitment                     Pro Rata Share

Assignor:                          U.S.$                             %

Assignee:                          U.S.$                             %

On and after
Effective Date:

Assignor:                          U.S.$                             %

Assignee:                          U.S.$                             %


The Assigned Rights and Obligations include:

         Amount                              Loan

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                           _______________, ____



Bank of America National Trust and Savings Association, as Agent
231 South LaSalle Street
Chicago, Illinois  60697
Attn:  ___________________

Lee Enterprises, Incorporated
1005 West Grand Avenue
Lima, Iowa  45801
Attn:


Ladies and Gentlemen:

We refer to the Credit Agreement, dated as of _________________, 1998 (as amended, modified, supplemented or renewed from time to time, the "Credit
Agreement"), among Lee Enterprises, Incorporated (the "Company"), Bank of America National Trust and Savings Association, as Agent, and the Lenders referred to therein. Terms defined in the Credit Agreement are used herein as therein defined.

1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the "Assignee")
     pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance") of:

     (i) ___% of the Assignor's Commitment, together with a corresponding portion of the Assignor's outstanding Loans, and

     (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the other Loan Documents.

     After giving effect to such assignment, the Assignee shall have a Pro Rata Share equal to _______%, and the Pro Rata Share of the Assignor shall be reduced to _______%.

     After giving effect to such assignment,  the Assignee's  outstanding  Loans
     will  be  $__________  and  the  Assignor's   outstanding   Loans  will  be
     $__________.

2. The Assignee agrees that, upon receiving the consent, if applicable, of the Agent and the Company to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

3.   The following administrative details apply to the Assignee:

     (A) Notice Address:

         Assignee name: __________________________
         Address:  _______________________________
                   _______________________________
                   _______________________________
         Attention:  _____________________________
         Telephone:  (___) _______________________
         Telecopier:  (___) ______________________

     (B) Payment Instructions:

         Account No.:  ___________________________
         At:           ___________________________
                       ___________________________
                       ___________________________
         Reference:    ___________________________
         Attention:    ___________________________

4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and the Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                            Very truly yours,

                                            [NAME OF ASSIGNOR]

                                             By: _______________________________

                                             Title: ____________________________



                                             [NAME OF ASSIGNEE]

                                             By:  ______________________________

                                             Title: ____________________________




ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


LEE ENTERPRISES, INCORPORATED


By:  _________________________
Its: _________________________


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent


By: ______________________________
Its: _____________________________

                                    EXHIBIT F


                                     FORM OF
                                 PROMISSORY NOTE

$
                                                      ___________________ , 1998


FOR VALUE RECEIVED, the undersigned, Lee ENTERPRISES, INCORPORATED, a Delaware corporation (the "Company"), hereby promises to pay to the order of ______________ (the "Lender") the principal sum of ___________________ Dollars
($___________ ) or, if less the aggregate unpaid principal amount of all Loans made by the Lender to the Company pursuant to the Credit Agreement dated as of ________________, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") among the Company, various financial institutions (including the Lender), and Bank of America National Trust and Savings Association, as Agent for the Lenders, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to endorse the amount of each loan and the date on which such Loan is made and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (this "Note").

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                                                  LEE ENTERPRISES, INCORPORATED



                                                  By:
                                                  Title:

                                                              Schedule A to Note


                        BASE RATE LOANS AND REPAYMENTS OF
                                 BASE RATE LOANS



                       (2)           (3)
                    Amount of     Amount of        (4)
        (1)         Base Rate     Base Rate      Notation
       Date           Loan       Loan Repaid     Made By

                       OFFSHORE RATE LOANS AND REPAYMENTS
                             OF OFFSHORE RATE LOANS


                               (3)
                 (2)         Interest         (4)
              Amount of     Period for     Amount of
               Offshore      Offshore      Offshore       (5)
    (1)         Rate          Rate           Rate       Notation
   Date         Loan          Loan        Loan Repaid    Made By
-----------------------------------------------------------------